Exhibit 10.1

FIRST AMENDMENT TO THE SPARTON CORPORATION DEFERRED COMPENSATION PLAN

WHEREAS, Sparton Corporation (the “Company”) adopted the Sparton Corporation Deferred Compensation Plan (the “Plan”) effective as of January 1, 2014; and

WHEREAS, pursuant to Section 11.10 of the Plan the Company has the authority to amend the plan to the extent permitted by Internal Revenue Code Section 409A; and

WHEREAS, the Company does hereby desire to amend the Plan to permit the discretionary right by the Company to enter into an endorsement split dollar agreement with certain designated Plan participants; and

WHEREAS, in order to effect a timely establishment and enrollment of these split dollar agreements for eligible participants along with appropriate communications the Company does hereby wish to delegate its responsibilities relating to said tasks.

NOW, THEREFORE, the Plan is hereby amended by adoption of the following Resolutions:

RESOLVED, that the Plan is hereby amended by incorporation of the following Section 6.12:

6.12 ENDORSEMENT SPLIT DOLLAR. To the extent deemed appropriate, the Company may or may not enter into an Endorsement Split Dollar Agreement (the “Agreement”) providing for additional benefits to the Beneficiary(ies) in the event of the Participant’s death. Said additional amounts shall not be limited by Section 6.11 hereto. The Company shall retain full discretion to determine the amount of benefit offered in the Agreement and payable in the event of the Participant’s death. Furthermore the Company reserves the right to amend or terminate the Agreement at anytime and for any reason without consent of the Participant. All benefits and rights under this Section 6.12 shall terminate, if not cancelled previously, as of the Participant’s separation from service as defined under Section 409A.

FURTHER RESOLVED, that the Vice President of Human Resource shall be delegated with the responsibility to carry out such actions necessary to effect the eligibility, enrollment and communication of the split dollar agreements for those Participants designated on Exhibit A; and

FURTHER RESOLVED, that this shall become effective as of July 1, 2014.

Signed: /s/ Steve Korwin

Name: Steve Korwin

Title: SVP, Quality & Engineering

Date: 7/1/2014